Registration No. 333-55744

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-171963
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gordon C. Brooks

Blue Coat Systems, Inc.

420 North Mary Avenue

Sunnyvale, California 94085

(Name and address of agent for service)

(408) 220-2200

(Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment No. 1 relates to the deregistration of unsold securities.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1, filed by Blue Coat Systems, Inc., a Delaware corporation (the “Company”), relates to the Company’s Registration Statement on Form S-3 (File No. 333-55744) (the “Registration Statement”) filed with the Securities and Exchange Commission on February 16, 2001, which registered 222,287 shares of common stock of the Company, par value $0.0001 per share, before giving effect to any subsequent stock dividend, stock split, recapitalization or other similar transaction.

On February 15, 2012, pursuant to the Agreement and Plan of Merger, dated as of December 8, 2011, among the Company, Project Barbour Holdings Corporation, a Delaware corporation (“Parent”), and Project Barbour Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

In connection with the transactions contemplated by the Merger Agreement, and in accordance with an undertaking made by the Company in the Registration Statement, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statement that remain unsold as of the date hereof, including the Company’s debt securities, common stock, preferred stock, depositary shares, warrants, rights and units.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on February 15, 2012.

BLUE COAT SYSTEMS, INC.

By:	/S/ GORDON C. BROOKS
Gordon C. Brooks
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ GREGORY S. CLARK Gregory S. Clark	President, Chief Executive Officer (Principal Executive Officer)	February 15, 2012

/S/ GORDON C. BROOKS	Senior Vice President and Chief Financial Officer	February 15, 2012
Gordon C. Brooks	(Principal Financial Officer and Principal Accounting Officer)

/S/ ORLANDO BRAVO	Director	February 15, 2012
Orlando Bravo

/S/ SETH BORO	Director	February 15, 2012
Seth Boro

/S/ CHIP VIRNIG	Director	February 15, 2012
Chip Virnig

/S/ JAMES LINES	Director	February 15, 2012
James Lines

/S/ MARCEL BERNARD	Director	February 15, 2012
Marcel Bernard

/S/ EUCLID SARJOO	Director	February 15, 2012
Euclid Sarjoo